Exhibit 99.5

PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 30,	July 31,
	2017	2016

Cash flows from operating activities:
Net income	$10,793	$49,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,081	60,102
Gain on sale of investment	-	(8,940)
Changes in assets, liabilities and other	(1,085)	(8,881)

Net cash provided by operating activities	73,789	91,387

Cash flows from investing activities:
Purchases of property, plant and equipment	(38,759)	(44,828)
Acquisition of Business	(5,400)	-
Proceeds from sale of investments	167	101,853
Other	(458)	584

Net cash provided by (used in) investing activities	(44,450)	57,609

Cash flows from financing activities:
Repayments of long-term borrowings	(4,057)	(56,276)
Proceeds from share-based arrangements	2,529	3,172
Dividends paid to noncontrolling interests	(8,298)	(11,890)
Other	(33)	(19)

Net cash used in financing activities	(9,859)	(65,013)

Effect of exchange rate changes on cash	7,018	1,819

Net increase in cash and cash equivalents	26,498	85,802
Cash and cash equivalents, beginning of period	314,074	205,867

Cash and cash equivalents, end of period	$340,572	$291,669